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                                                                  EXHIBIT (J)(1)







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 78 to the Statement of Additional Information constituting part of the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 20, 2006, relating to the consolidated financial statements NYLIFE LLC and subsidiaries, which appear in such Statement of Additional Information of the Registration Statement.



/s/PricewaterhouseCoopers LLP

New York, New York
February 24, 2006